Exhibit 99.1

State of Delaware Secretary of State Division of Corporations Delivered 03:03 PM 08/28/2018 FILED 03:03 PM 08/28/2018 SR 20186394096 - File number 5906080

Certificate of Amendment

to the

Certificate of Incorporation

Of

KT HIGH-TECH MARKETING, INC.

This Certificate of Amendment to the Certificate of Incorporation of KT High-Tech Marketing, Inc. (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, is hereby duly adopted pursuant to and in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

1.	Article 1 of the Certificate of Incorporation of the Corporation is hereby deleted and replaced in its entirety by the following:

The name of the Corporation is “KULR Technology Group, Inc.”

IN WITNESS WHEREOF, the undersigned authorized officer of the Corporation, for the purpose of amending the Certificate of Incorporation pursuant to the Delaware General Corporation Law, does hereby make and file this Certificate of Amendment, hereby declaring and certifying that the facts herein stated are true, and accordingly has hereunto set his hand this 27th day of August, 2018.

This Certificate of Amendment shall become effective at 8:00 a.m. on August 30, 2018.

By:	/s/ Michael Mo
Title: Chief Executive Officer and Chairman
Name: Michael Mo